UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________
Form 8-K
__________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

Commission file number: 000-19599

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	57-0425114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

108 Frederick Street
Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

(864) 298-9800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Thirteenth Amendment to Amended and Restated Revolving Credit Facility
On December 14, 2018, World Acceptance Corporation (the “Company”) entered into a thirteenth amendment (the “Thirteenth Amendment”) to the Amended and Restated Revolving Credit Agreement, originally dated as of September 17, 2010 (as cumulatively amended, the “Revolving Credit Agreement”), among the Company, the lenders named therein, and Wells Fargo Bank, National Association, as successor Administrative Agent and successor Collateral Agent.
The Thirteenth Amendment amends the Revolving Credit Agreement to, among other things: (i) increase the accordion feature to permit a maximum of aggregate commitments of $600,000,000 (increased from $500,000,000), provided that certain conditions are met; (ii) modify the per annum interest rate on borrowings under the Revolving Credit Agreement from 4.0% to an initial fixed rate of 4.0% and then a subsequent variable rate between 3.00% and 4.00% (in each case, in excess of one-month LIBOR) based on EBITDA Ratio metrics referenced in Section 1.2 of the Thirteenth Amendment; (iii) add new definitions for “Consolidated EBITDA Ratio Net Income “and “EBITDA Ratio,” which will be used to determine the variable interest rate on a monthly basis; (iv) revise the section regarding changes in accounting principles to include any change in a pricing grid; and (v) require consolidated balance sheets and consolidated statements of income and retained earnings for the Company and certain of its subsidiaries to be provided to the Administrative Agent on a monthly basis. The variable interest rate will take effect for borrowings after January 1, 2019.
The foregoing description of the Thirteenth Amendment is only a summary and is qualified in its entirety by reference to the full text of the Thirteenth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.    Other Events.

On December 16, 2018, the Company’s Board of Directors approved a share repurchase program authorizing the Company to repurchase up to $75.0 million of its outstanding common stock, inclusive of the amount that remains available for repurchases under the prior repurchase authorization of $25.0 million announced on March 11, 2015. The timing and actual number of shares repurchased will depend on a variety of factors, including the stock price, corporate and regulatory requirements, available funds, alternative uses of capital, restrictions under the Revolving Credit Agreement, and other market and economic conditions. The Company’s stock repurchase program may be suspended or discontinued at any time.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1*
Thirteenth Amendment to Amended and Restated Revolving Credit Agreement, dated as of December 14, 2018, among World Acceptance Corporation, the lender parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent

* Submitted electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

By:	/s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Chief Financial and Strategy Officer
Date:	December 17, 2018